CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event report:)
November 12, 2019

Access-Power, Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

17164 Dune View Drive
Apt 106
Grand Haven, MI 49417

or

PO BOX 598
Grand Haven MI, 49417
(Address of Principal Executive Officer)

Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item. 8.01 Other events

On November 11, 2019, the Company issued the following Press
Release to its Shareholders. As a result, we present the following statements before the Commission to have for its files.

Access-Power, Inc. Announces the Filing of a Trademark with the United States Patent and Trademark Office for a Method and Delivery of Marijuana and Marijuana Clones called Clones by Drones.

Access-Power, Inc., 'ACCR or the Company', a Grand Haven based Medical Marijuana Clone corporation announces the Filing of a Trademark with the United States Patent and Trademark Office for a Method and Delivery of Marijuana and Marijuana Clones called Clones by Drones. The filing is complete, and is in the process of being electronically filed with the USPTO.

Patrick J. Jensen commented, 'We at Access-Power, Inc. are delighted to announce the filing for our new futuristic service called
Clones by Drones. Our website in beta test mode will be http://www.clonesbydrones.com.' He further commented, 'We are in gratitude to a fellow Shareholder in the Company who suggested the idea to us over the weekend! After discussions with my wife, we decided to put the wheels in motion to trademark this new service.'

We are in development of a new service trademarked under the brand name, Clones by Drones, a method for delivering marijuana and marijuana clones via Drones. Our beta website is http://www.clonesbydrones.com. In addition, the Company offers a variety of calming pet products on our website: http://www.mycbdpets.com. There is no dilution in ACCR through the end of 2021. Access-Power, Inc. is a Florida based for-profit Corporation with operations in West Michigan. We are a publicly traded company with a drive for profitability, and a vision to embrace the future.

Patrick J. Jensen
Director
Access-Power, Inc.

*****  NEXT ITEM OF BUSINESS  *****

In other further commitments to raise shareholder value, we continue to remain fixed in our supply of registered common stock and recently had our profile and transfer agent verified at OTC Markets:

Access-Power, Inc Common Stock Share Structure:

https://www.otcmarkets.com/stock/ACCR/security

ACCR has 2 priority goals over the next 6 months:

#1. Finish up the Year End 2018 AUDITED FINANCIALS, and YE tax filing worry-free audit for YE 2019.
#2. Complete another application in the Spring 2020 or earlier, to OTC Markets venue change PINK LIMITED INFORMATION.

Our new futuristic delivery service called Clones by Drones, will revolutionize the way marijuana and marijuana clones are purchased and delivered. Come dream with me...as I turn this into a viable product for an untapped market.

Our comeback song:

https://www.youtube.com/watch?v=xbhCPt6PZIU

The following should be considered in connection with an evaluation of our business and recent market activities as described above:

There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THEY SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE POSSIBILITY OF THE LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD READ
ALL OF THE COMPANY'S FILINGS, INCLUDING ALL EXHIBITS, AND CAREFULLY CONSIDER, AMONG OTHER FACTORS THE VARIOUS RISK FACTORS THAT MAY BE PRESENT.

You should be aware that there are many substantial risks to an investment in our common stock. Carefully consider these risk factors, along with any available information currently reported by the Company (of which there are note), before you decide to invest in shares of our common stock.

If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment.

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such statements could be affected by risks and

Respectfully submitted before the Commission,

Patrick J. Jensen
Director
Access-Power, Inc.
November 12, 2019